Exhibit 99.4

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Directors

Sprint Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Re: Amendment No. 1 to Registration Statement on Form S-4 of Sprint Corporation

Members of the Board:

We understand that Sprint Corporation (“Sprint”) has determined to include our opinion letter, dated December 15, 2004, to the Board of Directors of Sprint, in the Joint Proxy Statement/Prospectus relating to the proposed merger involving Sprint Corporation and Nextel Communications, Inc., which Joint Proxy Statement/Prospectus forms a part of the above referenced Registration Statement. In that regard, we hereby consent to the inclusion of our opinion letter as Annex C to the above referenced Registration Statement, and to the references thereto under the captions “SUMMARY—Opinions of Financial Advisors”, “THE MERGER—Background of the Merger”, “THE MERGER—Sprint Board of Directors’ Recommendation” and “THE MERGER—Opinions of Financial Advisors to the Sprint Board of Directors” in the above referenced Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above referenced Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.

April 26, 2005